Ex. 99.(m).18

John Hancock Funds, LLC

601 Congress Street

Boston, MA 02210-2805

June 26, 2013

To the Trustees of

John Hancock Funds

601 Congress Street

Boston, MA 02210

Re:	Rule 12b-1 Fee Waiver Letter Agreement

With reference to each of the Distribution Plans entered into by and between John Hancock Funds, LLC (the “Distributor”) and each of the trusts listed in Appendix A to this letter (each, a “Trust” and collectively, the “Trusts”), on behalf of each of their respective series listed in Appendix A (each, a “Fund” and collectively, the “Funds”), we hereby notify you as follows:

1. The Distributor agrees to contractually waive and limit its Rule 12b-1 distribution fees and/or service fees to the extent necessary to achieve the aggregate distribution and service fees of each Fund as set forth in Appendix B hereto.

2. We understand and intend that the Trusts will rely on this undertaking in overseeing the preparation and filing of Post-effective Amendments to the Registration Statements on Form N-1A for the Trusts and the Funds with the Securities and Exchange Commission, in accruing each Fund’s expenses for purposes of calculating its net and gross asset value per share, and for other purposes permitted under Form N-1A and/or the Investment Company Act of 1940, as amended, and we expressly permit the Trusts so to rely.

Sincerely,

JOHN HANCOCK FUNDS, LLC

By: /s/ Jeffrey H. Long

Jeffrey H. Long

Vice President, Finance

Agreed and Accepted
on behalf of each applicable Trust listed in Appendix A

By:	/s/ Charles A. Rizzo

Charles A. Rizzo

Chief Financial Officer

A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Agreement is executed by the officer in his capacity as such and not as an individual and is not binding upon any of the Trustees, officers or shareholders of the Trusts individually but only upon the assets of the Funds.

APPENDIX A

TRUSTS and Funds

JOHN HANCOCK BOND TRUST

John Hancock Global Conservative Absolute Return Fund

John Hancock Global Short Duration Credit Fund

John Hancock Government Income Fund

John Hancock High Yield Fund

John Hancock Investment Grade Bond Fund

JOHN HANCOCK CALIFORNIA TAX-FREE INCOME FUND

John Hancock California Tax-Free Income Fund

JOHN HANCOCK CAPITAL SERIES

John Hancock Classic Value Fund

John Hancock U.S. Global Leaders Growth Fund

JOHN HANCOCK CURRENT INTEREST

John Hancock Money Market Fund

JOHN HANCOCK INVESTMENT TRUST

John Hancock Balanced Fund

John Hancock Global Opportunities Fund

John Hancock Large Cap Equity Fund

John Hancock Small Cap Intrinsic Value Fund

John Hancock Sovereign Investors Fund

JOHN HANCOCK INVESTMENT TRUST II

John Hancock Financial Industries Fund

John Hancock Regional Bank Fund

John Hancock Small Cap Equity Fund

JOHN HANCOCK INVESTMENT TRUST III

John Hancock Greater China Opportunities Fund

JOHN HANCOCK MUNICIPAL SECURITIES TRUST

John Hancock High Yield Municipal Bond Fund

John Hancock Tax-Free Bond Fund

JOHN HANCOCK SERIES TRUST

John Hancock Mid Cap Equity Fund

JOHN HANCOCK SOVEREIGN BOND FUND

John Hancock Bond Fund

JOHN HANCOCK STRATEGIC SERIES

John Hancock Income Fund

JOHN HANCOCK TAX-EXEMPT SERIES FUND

John Hancock Massachusetts Tax-Free Income Fund

John Hancock New York Tax-Free Income Fund

APPENDIX B

	Classes				Expiration Date of Waiver/Limit
Fund	A	B	C	R4
Balanced Fund	N/A	N/A	N/A	0.15%	2/28/2014
Classic Value Fund	N/A	N/A	N/A	0.15%	2/28/2014
Large Cap Equity Fund	N/A	N/A	N/A	0.15%	2/28/2014
California Tax-Free Income Fund	N/A	0.90%	0.90%	N/A	9/30/2014[1]
High Yield Municipal Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2014[1]
Income Fund	N/A	N/A	N/A	0.15%	9/30/2014[1]
Massachusetts Tax-Free Income Fund	0.15%	0.90%	0.90%	N/A	9/30/2014[1]
New York Tax-Free Income Fund	0.15%	0.90%	0.90%	N/A	9/30/2014[1]
Tax-Free Bond Fund	0.15%	0.90%	0.90%	N/A	9/30/2014[1]
Money Market Fund	0.15%	N/A	N/A	N/A	7/31/2014[2]

1 At the June 24-26, 2013 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the expiration date of the waiver and limit of the Rule 12b-1 distribution fees and/or service fees for the Funds set forth above to September 30, 2014, each effective upon the current expiration date of September 30, 2013.

2 At the March 17-20, 2013 meeting of the Board of Trustees of the Trusts, the Distributor notified the Board of, and the Board approved, the extension of the expiration date of the waiver and limit of the Rule 12b-1 distribution and service fees of Class A shares of Money Market Fund set forth above to July 31, 2014, each effective upon the current expiration date of July 31, 2013.